EXHIBIT 99.1

Upexi Completes Consolidation of Operations and Announces Initiating Process to Explore Strategic Alternatives to Enhance Shareholder Value

Consolidation of operations will reduce operating expenses by $2-$3 million annually

In process to engage investment bank for strategic alternatives

TAMPA, FL, June 6, 2024 (ACCESSWIRE) – Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a multi-faceted Amazon and Direct-to-Consumer (“DTC”) brand owner and innovator in aggregation, today announced that the strategic initiative to reduce operational and general and administrative expenses through the consolidation and streamlining of operations have been completed. Management expects that these initiatives will reduce overall expense by $2 to $3 million dollars per year, with minimal impact to operations.

Additionally, management and the Board of Directors are exploring strategic alternatives for the Company to maximize current and future shareholder value. The Company is in the process of engaging with an Investment Bank to assist with potential alternatives that include acquisition, merger, reverse merger, sale of assets, licensing and/or royalty transactions. While the Company continues to manage operating expenses and exploring the monetization of its assets, management is also focused on the reduction of debt while maintaining a core profitable business that management can build on in the future.

Additionally, GBQ Partners LLC (“GBQ”) was appointed by the Audit Committee as the Company’s independent registered public accounting firm, to audit the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2023 and 2024.

Upexi has not set a deadline or definitive timetable for the completion of the strategic alternatives review process, and there can be no assurance that this process will result in any transaction or particular outcome. The Company does not intend to comment further unless and until the Board has approved a specific course of action or the Company has otherwise determined that further disclosure is appropriate or necessary.

About Upexi, Inc.:

Upexi is a multi-faceted brand owner with established brands in the health, wellness, pet, beauty, and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies.

FORWARD LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

Email: Upexi@KCSA.com

Phone: (212) 896-1254